EXHIBIT 99.1

Geschäftsführer-Dienstvertrag	Service Contract for Managing Director
zwischen	between
Entertainment Distribution Company GmbH Emil-Berliner-Str. 13 30851 Langenhagen
- „die Gesellschaft“ -	- “the Company” -
und	and
John Fitzgerald Heidkopf 2, 52159 Roetgen, Deutschland/Germany
- „der Geschäftsführer“ -	- “the Managing Director” -

Die Gesellschafter der Gesellschaft beabsichtigen, John Fitzgerald mit Wirkung zum Datum der Unterzeichnung dieses Anstellungsvertrages (nachfolgend „Eintrittsdatum“) zum Geschäftsführer der Gesellschaft zu bestellen. Auf dieser Grundlage schließen die Parteien folgenden Dienstvertrag:

The shareholders of the Company intend to appoint John Fitzgerald as managing director of the Company as of the date this agreement is executed by both parties (the “Commencement Date”). On this basis the Parties agree on the following Service Contract:

1. Aufgabenbereich und Pflichten	1. Position and Scope of Duties
1.1 Der Geschäftsführer tritt mit Wirkung zum Eintrittsdatum als Geschäftsführer in die Dienste der Gesellschaft ein.	1.1 As of the Commencement Date the Managing Director shall be employed by the Company as Managing Director (Geschäftsführer).
1.2 Die Gesellschafter behalten sich das Recht vor, dem Geschäftsführer andere oder weitere Tätigkeiten sowie Verantwortungsbereiche zuzuweisen und Allein- oder Gesamtvertretungsberechtigung einzuräumen.

1.2 The shareholders reserve the right to assign different or additional responsibilities to the Managing Director and to determine an allocation of responsibilities as well as the authority to represent the Company singly or jointly.

1.3 Der Geschäftsführer wird seine Pflichten mit der Sorgfalt eines ordentlichen Kaufmanns nach Maßgabe der Gesetze, der Bestimmungen dieses Vertrages, des Gesellschaftsvertrages, der allgemeinen Richtlinien und besonderen Anweisungen des Chief Executive Officer (CEO) der Entertainment Distribution Company, LLC („EDC LLC“) sowie der jeweils geltenden Geschäftsordnung für die Geschäftsleitung erfüllen.

1.3 The Managing Director shall perform his duties as managing director by observing the diligence of a prudent businessman in accordance with the law, the provisions of this Service Contract, the Company's Articles of Association, the general directives and specific instructions given by the Chief Executive Officer (CEO) of Entertainment Distribution Company, LLC (“EDC LLC”), as well as the Standing Orders for the Management as amended from time to time.

1.4 Der Geschäftsführer führt die Bezeichnung Chief Operating Officer (COO) der Gesellschaft und berichtet in dieser Funktion an den CEO der EDC LLC, an jedes andere Mitglied der Geschäftsleitung oder an jeden anderen Mitarbeiter der EDC-Gruppe, der vom CEO der EDC LLC bestimmt wird. Der Geschäftsführer wird sich mit dem CEO der EDC LLC zu allen Vorgängen abstimmen, die außerhalb des üblichen Geschäftsverlaufs liegen. Im Zweifel hat er schriftliche Weisungen einzuholen. Die Position des CEO der EDC LLC hat gegenwärtig Clarke H. Bailey inne.

1.4 The Managing Director shall act as Chief Operating Officer (COO) of the Company and shall in this function report to the CEO of EDC LLC, to any member of the management or to any other employee of EDC group of companies which the CEO of EDC LLC may determine. The Managing Director may consult the CEO of EDC LLC on any issue that is beyond the ordinary operation of the business. In case of doubt, he shall request directions in writing. The position of CEO of EDC LLC is currently held by Clarke H. Bailey.

1.5 Der Geschäftsführer erklärt sich bereit, im Rahmen des Anstellungsverhältnisses gegebenenfalls auch für verbundene Unternehmen der Gesellschaft tätig zu werden. Eine gesonderte Vergütung wird für eine solche Tätigkeit nicht geschuldet.

1.5 The Managing Director agrees that in the course of his service relationship he may also be required to act for affiliated companies. There will be no claim to additional compensation for such services.

1.6 Die Arbeitszeit des Geschäftsführers richtet sich nach den geschäftlichen Erfordernissen. Die regelmäßigen Arbeitstage sind Montags bis Freitags, jedoch ist der Geschäftsführer bereit, ggf. auch am Wochenende und an Feiertagen zu arbeiten, soweit es die Belange der Gesellschaft es erfordern.

1.6 The Managing Director shall work whatever hours are required. The regular working days are Mondays through Fridays, but the Managing Director is willing to also work on weekends and holidays to the extent required by the business of the Company.

1.7 Dienstsitz ist am Sitz der Gesellschaft. Der Geschäftsführer wird mit Ausnahme der vorübergehenden Unterkunft gemäß Ziffer 5.3 auf eigene Kosten vor Ablauf von sechs Monaten nach Unterzeichnung dieses Vertrages seinen Zweitwohnsitz in der näheren Umgebung von Hannover nehmen und wird während der regelmäßigen Arbeitstage am Sitz der Gesellschaft arbeiten, soweit er sich nicht auf Dienstreisen befindet. Der Geschäftsführer ist überdies bereit, entsprechend den geschäftlichen Erfordernissen Dienstreisen innerhalb und außerhalb Deutschlands vorzunehmen.

1.7 The place of work shall be at the seat of the Company. The Managing Director shall take his up his second place of residency in the greater Hannover Area at his sole cost, except as set forth in Section 5.3 with regard to temporary accommodation, within six months of the date of signature to this contract and will be working at the seat of the Company, unless he is travelling on business trips. Furthermore, the Managing Director is prepared to undertake business trips within and outside of Germany as the business requires.

2. Nebentätigkeiten	2. Other Activities
2.1 Der Geschäftsführer verpflichtet sich, seine ganze Arbeitszeit und Arbeitskraft der Gesellschaft zu widmen. Es ist ihm während der Dauer dieses Vertrages nicht gestattet, eine andere Arbeitstätigkeit, sei es gegen oder ohne Vergütung, auszuüben, es sei denn, es liegt eine ausdrückliche schriftliche Einwilligung der Gesellschafterversammlung oder des CEO der EDC LLC vor.

2.1 The Managing Director shall devote his full working time and ability to the Company's business. For the duration of this contract, any other working activity, be it with or without remuneration, is subject to the explicit prior written consent of the shareholders or of the CEO of EDC LLC.

2.2 Wissenschaftliche und publizistische Tätigkeit ist gestattet, wenn diese zuvor der Gesellschaft mitgeteilt wird, sie die Tätigkeit und die Arbeitskraft des Geschäftsführers nicht nachteilig beeinflusst, eine Preisgabe vertraulicher Informationen nicht zu erwarten ist und die Interessen der Gesellschaft nicht in anderer Weise beeinträchtigt werden.

2.2 Academic and journalistic activity is permitted, provided that the Company is informed previously and that such activity does not adversely affect the function and working capacity of the Managing Director, a disclosure of confidential information is not to be expected, and this does not in any other way interfere with the interests of the Company.

3. Genehmigungsbedürftige Geschäfte	3. Transactions Subject to Consent
3.1 Der Geschäftsführer ist in Übereinstimmung mit den Regeln der Gesellschaft in ihrer jeweils geltenden Fassung zeichnungsberechtigt, zu denen – ohne dass dies eine Einschränkung darstellt - auch das Limited Liability Company Agreement der EDC LLC zählt. Alle vorgenannten Regeln werden im Folgenden als „Approval Policies“ bezeichnet.

3.1 The Managing Director shall have signing authority for obligations in accordance with the rules, regulations and policies of the Company as amended from time to time, including without limitation, the Limited Liability Company Agreement of EDC LLC. All aforementioned rules are hereinafter referred to as the “Approval Policies”.

3.2 Für alle Geschäfte, die über die übliche Tätigkeit der Gesellschaft hinausgehen, bedarf der Geschäftsführer der schriftlichen Einwilligung des CEO der EDC LLC oder der Gesellschafter, sofern die Approval Policies keine andere Regelung vorsehen.

3.2 For all business transactions beyond the ordinary operations of the Company, the Managing Director shall obtain the prior written approval of the CEO of EDC LLC or the shareholders, unless the Approval Policies provide otherwise.

4. Vergütung	4. Remuneration
4.1 Der Geschäftsführer erhält ein jährliches Grundgehalt von EUR 200.000,00 brutto. Der sich daraus ergebende Nettobetrag ist in zwölf gleichen monatlichen Beträgen am Ende eines Monats zahlbar.
4.1 The Managing Director shall be entitled to an annual gross base salary in the amount of EUR 200,000.00. The net amount therefrom shall be payable in 12 equal monthly instalments at the end of each month.

Mit Zahlung des vorgenannten Grundgehalts ist die gesamte Tätigkeit des Geschäftsführers nach diesem Vertrag abgegolten. Ebenfalls durch das vorgenannte Gehalt abgegolten ist die Tätigkeit für andere Gesellschaften des Konzerns.

Upon payment of the above-mentioned base salary, all activities the Managing Director has to perform under this Service Contract shall be compensated. This also applies to activities for the benefit of other companies of the group.

4.2 Das jährliche Grundgehalt wird jährlich überprüft. Eine Entscheidung über eine Erhöhung des jährlichen Grundgehalts verbleibt im alleinigen Ermessen der Gesellschafter oder des Board of Directors der EDC LLC.

4.2 The Managing Director’s annual base salary shall be evaluated annually. The decision whether to increase the Managing Director’s annual base salary shall remain at the sole discretion of the shareholders or the Board of Directors of EDC LLC.

4.3 Zudem kann der Geschäftsführer in Abhängigkeit vom Erreichen der von der Gesellschafterversammlung oder dem Board of Directors der EDC LLC nach Durchsprache mit dem Geschäftsführer jährlich festgelegten Kriterien eine variable Vergütung verdienen. Diese jährliche variable Vergütung beträgt maximal EUR 75.000,00 brutto. Im Fall des unterjährigen Ein- bzw. Austritts wird die variable Vergütung – mit Ausnahme des in Ziffer 10.2 genannten Falls – zeitanteilig berechnet. Die jährlich festzusetzenden Kriterien bestehen zum Teil aus quantitativen und qualitativen Kriterien. Die Festlegung der quantitativen und qualitativen Kriterien und der Verteilung des Anteils der jeweiligen Kriterien an der Bemessung der gesamten variablen Vergütung obliegt der Gesellschafterversammlung oder dem Board of Directors der EDC LLC. Diese Festlegung erfolgt jeweils vor Ende des ersten Quartals des Jahres auf das sich die variable Vergütung bezieht (mit Ausnahme der ersten variablen Vergütung, für die die Festlegung vor  Ende des dritten Monats nach dem Eintrittsdatum erfolgt). Die Berechung der jeweiligen variablen Vergütung erfolgt jeweils durch die Gesellschafterversammlung oder das Board of Directors der EDC LLC am Ende eines jeden Jahres anhand der Erfüllung der jeweiligen Kriterien, wobei die Festlegung der Erfüllung der qualitativen Kriterien im billigen Ermessen erfolgt. Wenn der Geschäftsführer die festgelegten Jahreskriterien ganz oder teilweise nicht erreicht, entscheidet die Gesellschafterversammlung nach billigem Ermessen darüber, ob und in welcher Höhe die variable Vergütung gezahlt wird. Eine verdiente variable Vergütung ist zahlbar nach Feststellung des testierten Jahresabschlusses für das jeweilige Kalenderjahr.

4.3 In addition to the base salary, the Managing Director can earn a variable remuneration payment depending on fulfilment of criteria to be determined annually by the shareholders’ meeting or the Board of Directors of EDC LLC, after having been discussed with the Managing Director. The maximum annual amount of such variable remuneration may be EUR 75,000.00 gross. In case of the commencement or termination during the calendar year, except as set forth in Section 10.2, the variable remuneration will be calculated pro rata temporis. The criteria to be determined annually consist of quantitative and qualitative criteria. The determination of such quantitative and qualitative criteria and the share of the relevant criteria in the calculation of the total variable remuneration are vested with the shareholders’ meeting or the Board of Directors of EDC LLC. Such determination shall take place prior to the end of the first calendar quarter for which the variable remuneration shall be paid (except for the first variable remuneration, for which the determination shall be made prior to the end of the third month following the Commencement Date). The calculation of the variable remuneration at the end of each year based on the fulfilment of the relevant criteria will be made by the shareholders’ meeting or the Board of Directors of EDC LLC, in which case the degree of fulfilment of the qualitative criteria will be made while exercising equitable discretion. If the Managing Director does not meet the criteria or meets them only partially, the shareholders’ meeting will decide in its equitable discretion, if and to what extent the variable payment is to be made. Any variable payment shall become payable after the annual financial statement for the calendar year has been determined.

Näheres wird jeweils in der Entscheidung der Festlegung der jährlichen Kriterien durch die Gesellschafterversammlung oder das Board of Directors der EDC LLC geregelt.	Further details will be stated in the annual determination of the criteria by the shareholders’ meeting or the Board of Directors of EDC LLC.
4.4 Sofern an den Geschäftsführer weitere Bonus- oder andere variable Zahlungen ergehen, erfolgen diese freiwillig und begründen auch bei wiederholter Zahlung keinen Zahlungsanspruch für die Zukunft.	4.4 In case further bonus payments or other variable payments are made to the Managing Director, such payments are voluntary. Even repeated payments do not give rise to a claim to payment in future.
5. Weitere Leistungen	5. Other Benefits
5.1 Reisekosten und sonstige notwendige Auslagen, die vom Geschäftsführer im Interesse der Gesellschaft aufgewendet werden, werden dem Geschäftsführer im Rahmen der Richtlinien der Gesellschaft und der deutschen steuerrechtlichen Regelungen erstattet.

5.1 Travel expenses and other necessary expenses reasonably incurred by the Managing Director in the furtherance of the Company's business shall be reimbursed according to the guidelines of the Company and within the framework of the tax regulations applicable in Germany.

5.2 Die Gesellschaft wird dem Geschäftsführer gemäß ihren Richtlinien einen angemessenen Dienstwagen zur geschäftlichen und privaten Nutzung zur Verfügung stellen. Während der ersten sechs Monate nach dem Eintrittsdatum wird die Gesellschaft dem Geschäftsführer nach Wahl der Gesellschaft einen bisher von einem vormaligen Geschäftsführer benutzten Dienstwagen oder vergleichbaren angemieteten Wagen zur Verfügung stellen oder ihn entsprechend vergüten. Danach wird ein Dienstwagen für den Geschäftsführer geleast, wobei die von der Gesellschaft zu tragenden monatlichen Leasingraten EUR 900,00 nicht überschreiten werden. Die Gesellschaft wird den Wagen in Abstimmung mit dem Geschäftsführer auswählen und ist berechtigt, den Dienstwagen jederzeit gegen einen gleichwertigen Dienstwagen auszutauschen. Der Wert der privaten Nutzung pro Kalendermonat stellt eine zusätzliche Vergütung dar, die der Geschäftsführer versteuern hat. Der geldwerte Vorteil wird durch die pauschale Berechnung des Nutzungswertes nach der jeweils aktuellen Lohnsteuerrichtlinie ermittelt.

5.2 The Company shall provide the Managing Director in accordance with its rules with a suitable company car for business and private use. For the first six months following the Commencement Date the Company will – at its choice – provide the Managing Director with either a company car that was used by a previous managing director or a comparable rental car or compensate him accordingly. Thereafter a company car will be leased for the Managing Director, while the monthly leasing rate shall not exceed EUR 900.00. The Company will determine the car in co-operation with the Managing Director and is entitled to replace the company car at any time with another company car of equal standard. The value of the private use per calendar month is considered additional compensation to the Managing Director, which will be subject to wage withholding tax. The cash value profit is calculated on a flat-rate basis of the use value according to the Directive on wage withholding tax in force from time to time.

Versicherungs-, Unterhalts- und Betriebskosten des Dienstwagens werden von der Gesellschaft getragen, wobei der Geschäftsführer die entsprechenden Beträge zu verauslagen hat. Zusätzliche Kosten für eine Privatnutzung bei Urlaubsfahrten im Ausland (einschließlich Kraftstoff sowie zusätzliche Leasingkosten für erhöhten Kilometeraufwand) werden von der Gesellschaft jedoch nicht übernommen.

The costs of insurance, maintenance and use of the company car shall be borne by the Company. The Managing Director shall advance the relevant amounts of money. Incremental costs for private use during vacation in a foreign country (including gas and additional lease costs for incremental mileage) will, however, not be borne by the Company.

Im Falle der Abberufung des Geschäftsführers sowie im Falle seiner Freistellung wird dieser den Dienstwagen nach Aufforderung durch die Gesellschaft an die Gesellschaft zurückgeben; ein Zurückbehaltungsrecht steht ihm nicht zu.

In case of revocation of the appointment as Managing Director and in the event of release from his duties, the Managing Director shall return the company car to the Company following request by the Company; he shall have no right of retention.

5.3 Die Gesellschaft wird dem Geschäftsführer die Kosten für eine vorübergehende doppelte Haushaltsführung in Höhe von EUR 1.700,00 brutto pro Monat für die Dauer von maximal den ersten sechs Monaten des Anstellungsverhältnisses für eine vorübergehende Unterkunft erstatten, vorausgesetzt, dass das Anstellungsverhältnis besteht und der Geschäftsführer einen kurzfristigen Mietvertrag (maximale Mietdauer von sechs Monaten) für eine vorübergehende Wohnung, ein Zimmer o.ä. am Sitz der Gesellschaft angemietet hat und unter der Bedingung, dass die Zahlungspflicht vorzeitig entfällt, sobald der Geschäftsführer einen längerfristigen Mietvertrag (für die Dauer von mehr als sechs Monaten) gemäß Ziffer 1.7 abschließt.

5.3 The Company will pay a lump sum compensation for the temporary costs for a double household for up to the initial six months of the service relationship amounting to EUR 1,700.00 gross per month, provided that the service relationship is still existing and that the Managing Director has rented an apartment or room on a short term basis (lease term of less than six months) or the like at the seat of the Company, and provided further that such lump sum compensation shall cease at such earlier time as the Managing Director enters into longer term living arrangements in accordance with Section 1.7 (lease term of more than six months).

5.4 Die Gesellschaft leistet dem Geschäftsführer einen Zuschuss zu einer von ihm zu besorgenden betrieblichen Altersversorgung im Wege einer Direktversicherung, Mitgliedschaft in einem Pensionsfond, einer Pensionskasse oder Unterstützungskasse in Höhe von insgesamt 5 % des jährlichen Grundgehalts. Die näheren Einzelheiten, insbesondere die Festlegung der Zahlungsweise werden gesondert festgelegt. Dieser Anspruch besteht erst nach Abschluss eines entsprechenden Versorgungsvertrages mit einem externen Versorgungsträger.

5.4 The Company will pay a subsidy to an occupational pension scheme to be arranged by the Managing Director amounting to 5 % of the annual base salary in total by means of either a direct insurance (Direktversicherung), membership in a pension fund (Pensionsfonds), superannuation fund (Pensionskasse) or pension relief pool (Unterstützungskasse). The further details, especially the method of payment, will be regulated separately. This claim will only be existent upon the conclusion of a relevant pension agreement with an external pension provider.

5.5 Die Gesellschaft wird für den Geschäftsführer eine Unfallversicherung abschließen, die Unfälle während und außerhalb der Arbeitszeit abdeckt. Die Deckungssumme für eine solche Versicherung beträgt maximal ein Jahresgrundgehalt im Todesfall oder der dauernden Erwerbsunfähigkeit. Der Anspruch steht unter der Bedingung, dass der Geschäftsführer die für den Abschluss der Versicherung notwendigen Erklärungen abgibt und die sonstigen Voraussetzungen für den Abschluss der Versicherung nach Maßgabe der Versicherungsbestimmungen des Versicherungsunternehmens erfüllt sind. Der Unfallversicherungsschutz bleibt auch bei Wegfall der Entgeltfortzahlungspflicht gemäß Ziffer 6.2, längstens jedoch bis zur Beendigung des Anstellungsverhältnisses, erhalten.

5.5 The Company will enter into an accident insurance covering accidents during and outside the working time. The coverage of such insurance shall be equal to at maximum one annual base salary in case of death or permanent inability to work. The claim is conditioned upon the Managing Director’s making all necessary declarations for the conclusion of the insurance contract and the fulfilment of all requirements for entering into the insurance contract pursuant to the insurance conditions of the insurance company. The accident insurance coverage will be continued even after the cessation of the duty to continue payment of the remuneration pursuant to Section 6.2, at maximum, however, until the termination of the service relationship.

5.6 Der Geschäftsführer wird in den bei der Gesellschaft bestehenden D&O-Versicherungsschutz einbezogen. Die entsprechenden Unterlagen sind dem Geschäftsführer bereits vorgelegt worden.	5.6 The Managing Director will be included in the D&O insurance coverage for the Company. The relevant insurance documents were already provided to the Managing Director.
6. Arbeitsverhinderung	6. Inability to Perform Duties
6.1 Der Geschäftsführer ist verpflichtet, der Gesellschaft jede Arbeitsverhinderung, ihre voraussichtliche Dauer und ihre Gründe unverzüglich anzuzeigen. Im Falle der Erkrankung ist der Geschäftsführer verpflichtet, vor Ablauf des dritten Kalendertages nach Beginn der Arbeitsunfähigkeit eine ärztliche Bescheinigung über die Arbeitsunfähigkeit sowie deren voraussichtliche Dauer vorzulegen.

6.1 In case the Managing Director shall be unable to perform his duties he shall inform the Company immediately including the expected duration of the inability to work. In case of illness, the Managing Director shall provide the Company with a medical certificate regarding the inability to work and its estimated duration on the third calendar day of his inability to perform his duties at the latest.

6.2 Im Fall der Arbeitsunfähigkeit infolge von Krankheit oder Unfall zahlt die Gesellschaft dem Geschäftsführer die Vergütung (Grundgehalt und anteiliger Bonus) für die Dauer von sechs Wochen, längstens jedoch bis zu Beendigung des Anstellungsverhältnisses.

6.2 In the case of in inability to work not based on the fault of the Managing Director based on illness or accident the Company shall continue to pay the remuneration (base salary and proportional bonus) for six weeks, at maximum until the termination of the service relationship.

7. Urlaub	7. Vacation
7.1 Der Geschäftsführer hat einen Urlaubsanspruch von 30 Arbeitstagen pro Jahr gemäß Urlaubsregelung der Gesellschaft; Samstage gelten nicht als Arbeitstage.	7.1 The Managing Director shall be entitled to an annual vacation of 30 working days in accordance with the Company’s vacation policy. Saturdays are not considered working days.
7.2 Der Zeitpunkt des Urlaubs ist unter Berücksichtigung der betrieblichen Notwendigkeiten und der persönlichen Wünsche des Geschäftsführers in Abstimmung mit dem CEO der EDC LLC und den weiteren Geschäftsführern, soweit vorhanden, festzulegen.

7.2 The time of vacation shall be determined in agreement with the CEO of EDC LLC, and the other managing directors, if any, thereby taking into consideration the necessities of the Company and the personal wishes of the Managing Director.

7.3 Urlaubsansprüche entstehen monatlich anteilig während eines Kalenderjahres. Dies gilt auch für das Jahr, in dem der Geschäftsführer in die Gesellschaft eintritt sowie das Jahr, in dem er ausscheidet.

7.3 Vacation entitlement accrues pro rata month by month through the calendar year. This also applies to the year in which the Managing Director enters the Company as well as to the year in which he leaves.

7.4 Urlaub, der während eines Kalenderjahres nicht genommen wird, kann in das darauffolgende Kalenderjahr übertragen werden, wenn die Gesellschaft dem zustimmt oder wenn der Urlaub im vorhergehenden Jahr nicht genommen werden konnte, weil geschäftliche Angelegenheiten der Gesellschaft die Anwesenheit des Geschäftsführers erforderten. Urlaub, der nach dieser Regel nicht übertragen werden kann, verfällt zum 31. Dezember. Übertragener Urlaub muss bis zum 30. Juni des folgenden Kalenderjahres genommen werden, anderenfalls verfällt er. Der Geschäftsführer hat keinen Anspruch auf Abgeltung verfallenen Urlaubs, sofern nicht der Urlaub auf ausdrücklichen Wunsch der Gesellschaft nicht genommen wurde.

7.4 Vacation not taken during the calendar year may only be carried forward to the next calendar year with the approval of the Company or if they could not be taken in the preceding year due to the business of the Company requiring the presence of the Managing Director. Holidays, which cannot be carried forward according to this rule lapse effective to December 31. Holidays carried forward must be taken by June 30 of the following calendar year or the holiday entitlement lapses. The Managing Director shall have no claim to payment in lieu of holiday entitlements, which have lapsed unless the holidays were not taken due to a specific request of the Company.

8. Verschwiegenheitspflicht und Rückgabe von Gegenständen	8. Secrecy Obligation and Return of Items
8.1 Der Geschäftsführer verpflichtet sich, alle ihm anvertrauten oder sonst bekannt gewordenen geschäftlichen, betrieblichen oder technischen Informationen, die sich auf die Gesellschaft oder deren Konzerngesellschaften beziehen und vertraulichen Charakter haben, Dritten nicht zu offenbaren und nicht für seine eigenen Zwecke zu verwenden. Dies gilt insbesondere hinsichtlich der Einzelheiten der Betriebsorganisation, hinsichtlich der Beziehungen zu Kunden und Auftraggebern und des technischen Know-how. Diese Verpflichtung gilt sowohl während der Dauer dieses Anstellungsverhältnisses als auch nach seiner Beendigung.

8.1 The Managing Director shall not disclose to any third party, or use for personal gain, any confidential technical or other business information which has been entrusted to him, or which has otherwise become known to the Managing Director and which relates to the Company or to any of its affiliated companies. In particular, no information may be disclosed concerning the organisation of the business, the relations with clients and customers and the Company's technical know-how. This obligation shall not expire upon termination of this Service Contract but shall continue to remain in force thereafter.

8.2 Geschäftliche Unterlagen aller Art, einschließlich der sich auf dienstliche Angelegenheiten und Tätigkeiten beziehenden persönlichen Aufzeichnungen, sind sorgfältig aufzubewahren und dürfen nur zu geschäftlichen Zwecken verwendet werden. Das Anfertigen von Abschriften oder Auszügen sowie das Kopieren von Zeichnungen, Kostenberechnungen, Statistiken und anderen Geschäftsunterlagen sind nur für dienstliche Zwecke zulässig.

8.2 Business records of any kind, including private notes concerning Company affairs and activities, shall be carefully kept and shall be used for business purposes only. No copies or extracts or duplicates of drawings, calculations, statistics and the like nor of any other business records or documents may be made for purposes other than for the Company's business.

8.3 Der Geschäftsführer ist verpflichtet, auf Verlangen der Gesellschaft jederzeit, im Falle seiner Abberufung sowie im Falle seiner Freistellung ohne Aufforderung, alle der Gesellschaft oder einem mit ihr verbundenen Unternehmen zustehenden Gegenstände am Geschäftssitz der Gesellschaft zurückzugeben, insbesondere:

8.3 The Managing Director shall return all items pertaining to the Company or any of its affiliates at the location of its business offices at any time upon request of the Company, and without solicitation in the event the Managing Director is removed and in case he is released from his duties, in particular:

-Computer, -Mobiltelefon, -Büroschlüssel, -sämtliche Geschäftsunterlagen und Kopien hiervon, gleich auf welchem Datenträger.	-computers, -mobile phone, -office keys, -all business documents and copies thereof, irrespective of the data carrier.
Ein Zurückbehaltungsrecht an vorgenannten Gegenständen steht dem Geschäftsführer nicht zu.	The Managing Director shall have no right of retention to the above-mentioned items.

9. Einräumung von Nutzungsrechten	9. Granting of Proprietary Rights
9.1 Der Geschäftsführer räumt der Gesellschaft hiermit unwiderruflich das ausschließliche, zeitlich, räumlich und inhaltlich unbeschränkte Recht ein, urheberrechtlich oder durch verwandte Schutzrechte geschützte Ergebnisse seiner Tätigkeit („Arbeitsergebnisse“), die er in Erfüllung seiner vertraglichen Pflichten aus diesem Dienstvertrag geschaffen hat, vom Zeitpunkt der Rechtsentstehung an zu nutzen. Der Geschäftsführer ist zur anderweitigen Nutzung der Arbeitsergebnisse nicht berechtigt. Die Einräumung umfasst die Befugnis der Gesellschaft, die Rechte im In- und Ausland in körperlicher und in unkörperlicher Form zu nutzen und berechtigt die Gesellschaft zur Weiterübertragung und Vergabe von inhaltlich, räumlich und zeitlich beliebig gestalteten Unterlizenzen an beliebige Dritte.

9.1 The Managing Director hereby irrevocably grants the Company the exclusive right, unrestricted as to time, territory and content, to use work products protected by copyright or ancillary rights ("Work Products"), which he creates in the course of performance of his contractual duties hereunder. This irrevocable and exclusive right shall take effect upon its creation. The Managing Director is not entitled to any other use of his Work Products. This grant includes the right of the Company to use any copyrights and ancillary rights in a tangible and intangible form, both within and outside Germany, and entitles the Company to assign and sublicense any such rights to any third person, irrespective of the scope of application of the sublicense as to time, territory and content.

Die Rechtseinräumung erstreckt sich insbesondere auf die folgenden Nutzungsarten:	The granting of rights includes, but is not limited to:
9.1.1 Das Recht, Arbeitsergebnisse oder Teile hiervon beliebig dauerhaft oder vorübergehend und auch wiederholt zu vervielfältigen, zu veröffentlichen und zu verbreiten, ganz oder teilweise, mit jedem Mittel und in jeder Form, insbesondere in Printmedien, Film, Rundfunk und/oder digitalen Medien sowie über öffentliche und nicht öffentliche Datennetze jeder Art (Internet, Intranet, Extranet, mobile Datennetze) sowie Datenbanken und elektronische Trägermedien; dies umfasst auch das Recht zur Digitalisierung des Arbeitsergebnisses;

9.1.1 The right to permanently, temporarily and repeatedly reproduce, publish and distribute any Work Products or parts hereof entirely or partly, irrespective of medium and form. This applies in particular to the print media, film, radio and/or digital media, public and private networks of every kind (Internet, Intranet, extranet, mobile data networks) as well as databases and electronic carrier media. This right also includes the right to digitize the Work Product;

9.1.2 Das Recht, Arbeitsergebnisse oder Teile hiervon zu übersetzen und zu bearbeiten sowie die erzielten Ergebnisse im Sinne des vorstehenden 9.1.1 zu vervielfältigen und zu verbreiten;	9.1.2 The right to translate and edit Work Products or parts hereof as well as to reproduce and distribute the results of the translation and editing in terms of the above 9.1.1;
9.1.3 Das Recht, Arbeitsergebnisse öffentlich vorzuführen und öffentlich wiederzugeben, einschließlich des Rechts der Zugänglichmachung an beliebige Dritte über öffentliche und private Netze, insbesondere über das Internet oder in sonstigen interaktiven Abrufs- oder Zugriffssystemen, einschließlich des Rechts der Einspeisung und Speicherung in solche Systeme;

9.1.3 The right to exhibit and publicly present Work Products, including the right to provide access to them to any third person via public and private networks, in particular via Internet or any other interactive call or pull systems, and including the right to introduce the Work Products into and store them in such systems;

9.1.4 Das Recht, Arbeitsergebnisse oder Teile hiervon mit anderen Werken, Werkteilen oder sonstigen Informationen gleich welcher Art zu verbinden und das Ergebnis beliebig, insbesondere auf die vorstehend unter 9.1.1 – 9.1.3 genannten Arten zu verwerten, zu nutzen und zu bearbeiten.

9.1.4 The right to join Work Products or parts hereof with other works, parts of works or any other information and to exploit, use or edit the result in any form, in particular in the actions mentioned above in 9.1.1 – 9.1.3.

9.2 Die Rechte des Geschäftsführers nach § 38 Abs. 1 Satz 2 UrhG werden ausdrücklich ausgeschlossen. Der Geschäftsführer verzichtet des Weiteren auf die Ausübung etwaiger ihm an den Arbeitsergebnissen zustehender Urheberpersönlichkeitsrechte, soweit diese die ungestörte Nutzung durch die Gesellschaft beeinträchtigen würden. Insbesondere verzichtet der Geschäftsführer auf ihm zustehende Veröffentlichungsrechte und stimmt Änderungen seines Werkes in brachenüblichem Umfang zu. Das Recht des Geschäftsführers, Entstellungen, andere Beinträchtigungen oder Nutzungen zu verbieten, die geeignet sind, seine berechtigten geistigen und persönlichen Interessen am Beitrag zu gefährden, bleibt unberührt.

9.2 The Managing Director’s rights existing in accordance with Section 38 para. 1 sentence 2 German Copyright Act (Urheberrechtsgesetz) are explicitly excluded. Furthermore, the Managing Director waives any of his possible author’s personal rights existing with regard to the Work Products as far as they may affect the undisturbed use by the Company. In particular, the Managing Director waives his right to publish the Work Products and consents to modifications of his work within a scope customary in the industry. The Managing Director’s right to prohibit distortions, other impairments or uses which are capable endangering the legitimate intellectual and personal interests intrinsic to the work remain unaffected.

9.3 Der Geschäftsführer überträgt darüber hinaus alle Rechte an im Rahmen dieses Vertrages geschaffenen Datenbanken in der Weise, dass die Gesellschaft Herstellerin der Datenbanken gemäß § 87a UrhG ist.

9.3 In addition, the Managing Director assigns all rights with regard to any data bases created within the scope of his contractual duties in such manner that the Company is the producer of the data bases according to Section 87a German Copyright Act (Urheberrechtsgesetz).

9.4 Der Geschäftsführer räumt der Gesellschaft das Recht ein, die in den Absätzen 9.1 - 9.3 genannten Rechte auch durch Dritte unter Übertragung der entsprechenden Nutzungsrechte im In- und Ausland nutzen zu lassen.

9.4 The Managing Director grants the Company the right to assign all of the rights referred to under the paragraphs 9.1 – 9.3 above to third parties and to permit them to exploit the Work Products both within and outside Germany.

9.5 Die Einräumung sämtlicher Nutzungsrechte und die Verwertung der Arbeitsergebnisse sind mit der unter 4. vereinbarten Vergütung abgegolten.	9.5 The above granting of all rights to use and to exploit the Work Products is deemed to be remunerated in full by the salary agreed to in 4.
9.6 Patent- und gebrauchsmusterfähige Erfindungen und technische Verbesserungsvorschläge des Geschäftsführers sowie sonstige durch gewerbliche Schutzrechte geschützte Arbeitsergebnisse überträgt der Geschäftsführer hiermit bereits vollständig und unwiderruflich der Gesellschaft. Der Geschäftsführer ist verpflichtet, Erfindungen und technische Verbesserungsvorschläge, die er im Rahmen dieses Dienstverhältnisses macht, der Gesellschaft unverzüglich anzuzeigen und sie bei der Anmeldung gewerblicher Schutzrechte im Namen der Gesellschaft nach Kräften unterstützen, insbesondere vor der jeweiligen Registrierungsbehörde die dazu erforderlichen Erklärungen abzugeben und Dokumente vorzulegen.

9.6 The Managing Director hereby irrevocably and completely grants the Company all patentable inventions, inventions that may be registered as utility models and suggestions for technical improvements made by the Managing Director as well as work products protected by industrial property rights. The Managing Director is obliged to immediately disclose to the Company any inventions and suggestions for technical improvement he makes within the scope of this Service Contract. The Managing Director will assist the Company with the registration of industrial property rights on behalf of the Company to the best of his ability, and will, in particular, make the necessary declarations to the respective registration authority and present the necessary documents.

9.7 Im Übrigen stehen alle Arbeitsergebnisse, die während und im Zusammenhang mit diesem Dienstvertrag vom Geschäftsführer geschaffen werden, entschädigungslos der Gesellschaft zu. Der Geschäftsführer verpflichtet sich, sonstige Arbeitsergebnisse zunächst der Gesellschaft zur Verwertung anzubieten.

9.7 In addition, all other work products created by the Managing Director during and in connection with this Contract belong to the Company and no additional remuneration shall be payable by the Company. The Managing Director is obliged to offer any other work products first to the Company for the purpose of exploitation.

10. Vertragsdauer und Kündigung	10. Term of Employment and Notice
10.1 Dieser Vertrag wird befristet für die Dauer von vier Jahren gerechnet ab dem Eintrittsdatum geschlossen und endet automatisch zum Ablauf der Frist, ohne, dass es einer Kündigung durch eine der Parteien bedürfte. Das Anstellungsverhältnis endet jedoch, ohne dass es einer Kündigung bedarf, spätestens mit Ablauf des Monats, in dem der Geschäftsführer das gesetzliche Alter für die Regelsaltersrente erreicht, oder des Monats, in dem der Geschäftsführer staatliche Altersrente oder Erwerbsminderungsrente beanspruchen kann, je nachdem, welches Ereignis früher eintritt.

10.1 This Service Contract is entered into for a fixed term of four years following the Commencement Date and shall automatically terminate after expiry of the fixed term without prior notice being required by either party. It shall, however, end without the need to give notice not later than the expiry of the month, during which the Managing Director reaches the age for regular retirement, or the month during which the Managing Director is entitled to receive state old age pension or pension for reduction in earning capacity, whichever occurs first.

Im Falle der Veräußerung der Gesellschaft oder des Geschäftsbetriebes der Gesellschaft innerhalb von sechs Monaten nach dem Eintrittsdatum ist das Anstellungsverhältnis mit einer Kündigungsfrist von drei Monaten zum Monatsende ordentlich kündbar. Im Übrigen ist das Anstellungsverhältnis auch während der Dauer der Befristung mit einer Kündigungsfrist von sechs Monaten zum Monatsende ordentlich kündbar. Während der Kündigungsfrist erhält der Geschäftsführer einen zeitanteiligen Bonus während der Kündigungsfrist unter der Voraussetzung, dass er während der Kündigungsfrist weiter arbeitet, wobei dieser zeitanteilige Bonus gemäß Ziffer 4.3 berechnet und ausgezahlt wird.

In case of a sale of the Company or its business during the initial six months following the Commencement Date the service relationship may be ordinarily terminated with three months’ notice to month’s end. Other than that the service relationship may be ordinarily terminated with six months’ notice to month’s end even for the duration of the fixed term. The Managing Director shall be entitled to a bonus calculated pro rata temporis during the period of notice provided he continues to work throughout such period of notice, which pro rata temporis bonus will be evaluated and paid in accordance with Section 4.3.

10.2 Im Falle der Abberufung des Geschäftsführers ist die Gesellschaft berechtigt, den Geschäftsführer während der Kündigungsfrist gem. Ziff. 10.1 durch einseitige Erklärung für die Restlaufzeit dieses Vertrages unter Fortzahlung des Grundgehalts von seinen Dienstpflichten zu entbinden.

10.2 In case the Managing Director has been removed, the Company is entitled to unilaterally release the Managing Director from his duty to work for the remaining term of this Contract under continuation solely of the payment of the base salary.

Die unwiderrufliche Freistellung erfolgt unter Anrechnung des dem Geschäftsführer bis zu seinem Ausscheiden noch zustehenden Resturlaubs. Der Resturlaub wird mit dem auf die Freistellung folgenden Tag angetreten und zusammenhängend genommen.

Any open vacation claims shall be deemed to be compensated by such period of irrevocable release. The open vacation shall be taken from the first day after the release on without interruption.
Danach muss sich der Geschäftsführer gegenüber seinem Vergütungsanspruch dasjenige anrechnen lassen, was er durch anderweitigen Einsatz seiner Arbeitskraft verdient Der Geschäftsführer hat der Gesellschaft unaufgefordert mitzuteilen, ob und in welcher Höhe er Arbeitsentgelt neben der Vergütung erhält, die ihm die Gesellschaft zahlt. Auf Verlangen sind die Angaben durch Vorlage prüfbarer Unterlagen zu belegen.

After the vacation, any earnings the Managing Director receives due to other employment of his labour shall be deducted from his salary. The Managing Director has to inform the Company, without being asked, about any remuneration he obtains apart from the salary he receives from the Company. This duty to inform also includes the amount of the remuneration. If the Company so requires, the Managing Director has to prove this information by presenting auditable records.

Die Verpflichtungen, vor der Aufnahme einer Nebentätigkeit gemäß 2. die ausdrückliche schriftliche Einwilligung der Gesellschafterversammlung oder des CEO der EDC LLC einzuholen, und das während des Bestehens diese Dienstvertrages geltende Wettbewerbsverbot einzuhalten, bleiben von der Freistellung unberührt.

The obligations to seek explicit prior written consent of the shareholders or of the CEO of EDC LLC according to Section 2 before taking up any other activity, and to comply with the non-compete covenant effective during the term of this Service Contract remain unaffected during the period of release.

10.3 Das Recht beider Vertragsparteien zur außerordentlichen, insbesondere fristlosen Kündigung des Vertrages bleibt unberührt.	10.3 Each party’s right to terminate in exceptional cases, in particular to give termination without notice, remains unaffected.
10.4 Die Kündigung bedarf der Schriftform. Eine Abberufung des Geschäftsführers gilt zugleich als ordentliche Kündigung dieses Vertrages, es sei denn, der Anstellungsvertrag ist fristlos gekündigt worden.

10.4 Notice of termination must be given in writing. A revocation of the appointment as Managing Director shall, at the same time, be deemed to be a termination with notice, unless the service contract was terminated with immediate effect.

10.5 Unbeschadet der ordentlichen Kündigungsmöglichkeit gem. Ziffer 10.1 bleibt die Wirksamkeit des Anstellungsverhältnisses von einer etwaige Veräußerung der Gesellschaft oder des Geschäftsbetriebes der Gesellschaft unberührt.

10.5 Notwithstanding the possibility to ordinarily terminate the service relationship pursuant to Section 10.1 the validity of the service relationship remains unaffected by a sale of the Company or the business of the Company.

11. Schlussbestimmungen	11. Final Provisions
11.1 Dieser Vertrag stellt die gesamte Vereinbarung der Parteien dar. Alle früheren Arbeits- oder Dienstverträge mit der Gesellschaft oder mit dieser verbundenen Unternehmen werden ausdrücklich und einvernehmlich zum Anfangsdatum dieses Dienstvertrages (vgl. Ziff. 1.1) aufgehoben. Anrechenbare Zeiten einer Vorbeschäftigung bestehen nicht.

11.1 This Service Contract represents the entire agreement and understanding of the parties. All previous employment contracts or service contracts concluded with the Company or its affiliates are cancelled explicitly and by consent of both parties effective to the commencing date of this Service Contract (compare item 1.1). Chargeable times of previous employment are not in existence.

11.2 Änderungen oder Ergänzungen dieses Vertrages, einschließlich dieser Schriftformklausel, bedürfen zu ihrer Rechtswirksamkeit der Schriftform.	11.2 Any amendments or additions to this Contract, including this Section on written form, are only effective if made in written form.
11.3 Sollte eine Bestimmung dieses Vertrages unwirksam sein oder werden, berührt dies nicht die Wirksamkeit der übrigen Bestimmungen. Die unwirksame Bestimmung wird durch eine wirksame Bestimmung ersetzt, die in ihrer wirtschaftlichen Wirkung der unwirksamen Bestimmung so nahe wie möglich kommt. Dies gilt auch für eventuelle Regelungslücken.

11.3 If one of the provisions of this Service Contract is held to be invalid, the remaining provisions shall remain valid. The invalid provision shall be replaced by a valid one, which is as close as possible to the economic effect of the invalid provision. The same shall apply in the event that the Contract is found to be incomplete.

11.4 Für Streitigkeiten im Zusammenhang mit diesem Vertrag ist Gerichtsstand Langenhagen, Hannover, Deutschland.	11.4 In the event of disputes in connection with this Service Contract the place of jurisdiction shall be Langenhagen, Hannover, Germany.

11.5 Dieser Vertrag und seine Auslegung unterliegen dem Recht der Bundesrepublik Deutschland.	11.5 This Service Contract shall be governed and construed in accordance with the laws of the Federal Republic of Germany.
11.6 Im Zweifel hat die deutsche Fassung dieses Vertrages Vorrang.	11.6 In case of doubt the German version of this Contract shall prevail.
Lightcliffe, 7th January 2010 Ort, Datum/Place, Date /s/ Roger Morgan Gesellschaft/Company
Roetgen, January 7, 2010 Ort, Datum/Place, Date /s/ John Fitzgerald Geschäftsführer/Managing Director